BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of Barbara K. Cegavske, Secretary of State, State of Nevada

Document Number	20170257079-30
Filing Date and Time	06/14/2017 10:00 AM
Entity Number	C2969-2004

Certificate of Amendment
(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

McCusker Holdings Corp

2. The articles have been amended as follows: (provide article numbers, if available)

Form is to remove Adam Tracy as custodian of ORRV operating as McCusker Holdings Corp, Job No. C20170313-1444. The minutes and court order release is being submitted in an email with this document.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51%

4. Effective date and time of filing: (optional) Date: 06/09/17 Time: 2:05 p.m. CST
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature]
Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

REGISTER OF ACTIONS

CASE NO. A-16-740323-P

In the Matter of the Petition of Barton Hollow LLC	§	Case Type:	Other Civil Filings (Petition)
	§	Date Filed:	07/20/2016
	§	Location:	Department 26
	§	Cross-Reference Case Number:	A740323
	§		

PARTY INFORMATION

		Lead Attorneys
Other	Oceanic Research and Recovery Group Inc	
Petitioner	Barton Hollow LLC	Jay A. Shafer *Retained* 702-794-4411(W)

EVENTS & ORDERS OF THE COURT

06/02/2017 Minute Order (7:00 AM) (Judicial Officer Sturman, Gloria)

Minutes

06/02/2017 7:00 AM

- Good cause appearing and pursuant to EDCR 2.23 COURT ORDERED, Barton Hollow , LLC s Motion To Discharge Custodianship And Enter Final Orders GRANTED without oral argument, and such motion is VACATED from the June 6 2017 civil motion calendar. CLERK'S NOTE: A copy of this minute order was electronically served to all Wiznet registered parties by the Judicial Executive Assistant./ls 6-2-17

Return to Register of Actions

ORDR
Jay A. Shafer, Esq.
Nevada Bar No. 9184
PREMIER LEGAL GROUP
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
Telephone: (702) 794-4411
Fax: (702) 794-4421
jshafer@premierlegalgroup.com
Attorneys for Petitioner
BARTON HOLLOW, LLC

DISTRICT COURT

CLARK COUNTY, NEVADA

In the Matter of **OCEANIC RESEARCH & RECOVERY GROUP, INC., a Nevada Corporation,**	Case No. A-16-740323-P Dept. No. XXVI **EXEMPT FROM ARBITRATION** **(Equitable Relief Requested)**

FINAL ORDER

This matter having come before the Court on Petitioner's MOTION TO DISCHARGE CUSTODIANSHIP AND ENTER FINAL ORDER, no appearances having been made, notice having been duly and properly given, with Respondent OCEANIC RESEARCH & RECOVERY GROUP, INC consenting to the termination of the custodianship;

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED that Petitioner, BARTON HOLLOW, LLC has completed the duties of custodian as outlined in this Court's August 25, 2016 Order, including the appointment of interim directors and officers, reinstatement of the corporation with the Nevada Secretary of State, and the completion of a duly noticed meeting of the corporation's shareholders;

☐ Voluntary Dismissal
☐ Involuntary Dismissal
☐ Stipulated Dismissal
☐ Motion to Dismiss by Deft(s)

☐ Summary Judgment
☐ Stipulated Judgment
☐ Default Judgment
☐ Judgment of Arbitration

PREMIER LEGAL GROUP
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411 Fax (702) 794-4421

IT IS FURTHER ORDERED, ADJUDGED, AND DECREED that Petitioner, BARTON HOLLOW, LLC is discharged as Custodian, with full control of OCEANIC RESEARCH & RECOVERY GROUP, INC returned to its board of directors.

DATED this 7th day of June 2017.

DISTRICT COURT JUDGE

Submitted by:

PREMIER LEGAL GROUP

By:
JAY A. SHAFER
Nevada Bar No. 9184
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411
Fax: (702) 794-4421
JShafer@premierlegalgroup.com

PREMIER LEGAL GROUP
1333 North Buffalo Drive, Suite 210
Las Vegas, Nevada 89128
(702) 794-4411 Fax (702) 794-4421